EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT


          THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between TANNER'S RESTAURANT GROUP, INC., a Texas corporation, with headquarters located at 3500 Oakbrook Parkway, Suite 260, Norcross, GA 30093 (the "Company"), and each entity named on Schedule A hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

          WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act; and

          WHEREAS, as of the date of this Agreement, the Company is, by virtue of its direct obligations to a Buyer or by virtue of its assumption of certain debts owed to a Buyer, indebted to certain Buyers, all as provided in Schedule A annexed hereto, and the Company desires to have such debt ("Existing Debt to Buyer") canceled or restated on the terms provided or contemplated below; and

          WHEREAS, each Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 6% Secured Convertible Debentures of the Company which will be convertible into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Secured Convertible Debentures, and subject to acceptance of this Agreement by the Company;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

          a. Purchase.

          (i) For the consideration specified for the Buyer in Schedule A, the undersigned hereby agrees to purchase from the Company 6% Secured Convertible Debentures in the principal amount set forth on the Buyer's signature page of this Agreement (the "Debentures"), out of a total offering of $4,553,652 of such Debentures (the "Aggregate Offering Amount"), and having the terms and conditions and being in the form attached hereto as Annex I.

          (ii) The Buyer's purchase price for the Debentures (the "Purchase Price") shall be as set forth on Schedule A hereto and shall consist of one or more of the following, as provided in said Schedule A: (i) cancellation or restatement of the Existing Debt to Buyer ("Debt Portion of the Purchase Price") and (ii) cash, payable in United States Dollars ("Cash Portion of the Purchase Price").


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          b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

          (i) "Securities" means the Debentures and the Converted Shares (as defined below).

          (ii) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Debentures.

          (iii) "Shares" means the shares of Common Stock representing the Converted Shares.

          (iv) "Certificates" means the Debentures, duly executed by the Company and issued in the name of the Buyer in the principal amount of the Purchase Price of the Buyer.

          (v) "Closing Date" means the date of the closing of the purchase and sale of the Debentures, as provided herein.

          (vi) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

          (vii) "Market Price of the Common Stock" means the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the date indicated in the relevant provision hereof, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market.

          (viii) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

          (ix) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

          (x) "Pledge Agreement" means the Pledge and Security Agreement substantially in the form attached as Annex VI hereto.

          (xi) "Transaction Agreements" means the Securities Purchase Agreement, the Debentures, the Registration Rights Agreement, the Pledge Agreement, and the Joint Escrow Instructions (as defined below).

          (xii) "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Section 1(d) hereof.

          (xiii) "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

          (xiv) "Buyer's Allocable Share" means the fraction of which the numerator is the Purchase Price of the Buyer specified on the Buyer's signature page of this Agreement and the denominator is the Aggregate Offering Amount.

          (xv) "Last Audited Date" means December 26, 1999.


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          (xvi) "Acquisition Transaction" means the transaction pursuant to which the Company, which may be after the date hereof, acquired or will acquire all of the outstanding capital stock (all such shares, the "Fone Shares") of Fone.com Limited , a corporation organized under the laws of England and Wales (the name of which entity is anticipated to be changed to B4B Communications, Inc.; "Fone").

          (xvii) "Acquisition Date" means the date the Acquisition Transaction is consummated.

          c. Form of Payment; Delivery of Certificates.

          (i) (A) The Buyer shall pay the Cash Portion of the Purchase Price, if any, by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") on the date prior to the Closing Date.

              (B) The Buyer agrees that, upon release of the Certificates from escrow as provided herein and in the Joint Escrow Instructions, the Existing Debt to Buyer shall be repayable in accordance with the terms of the Debenture, without regard to the terms of the Existing Debt to Buyer as in effect prior to the Closing Date, except that any security interest previously granted to the Buyer shall be deemed to continue and remain in effect as and to the extent such security interest is contemplated by the Transaction Agreements.

          (ii) No later than the Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the Cash Portion of the Purchase Price, if any, the Company shall deliver the Certificates to the Escrow Agent.

          (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

          d. Method of Payment. Payment into escrow of the Cash Portion the Purchase Price, if any, shall be made by wire transfer of funds to:

                  Bank of New York
                  350 Fifth Avenue
                  New York, New York 10001

                  ABA# 021000018
                  For credit to the account of Krieger & Prager LLP
                  Account No.: [To be provided to the Buyer by Krieger & Prager
                                LLP]
                  Re: Tanner's Transaction

Not later than 5:00 p.m., New York time, on the date which is two (2) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Cash Portion of the Purchase Price, if any, for the Debentures in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

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          2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION;
INDEPENDENT INVESTIGATION.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Debentures and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

          b. The Buyer is (i) an entity in which all of the equity owners are "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

          c. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

          d. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

          e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and the offer of the Shares which have been requested by the Buyer, including Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 26, 1999, and (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended April 16, 2000 (the "Company's SEC Documents").

          f. The Buyer understands that its investment in the Securities involves a high degree of risk.

          g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

          h. This Agreement and the other Transaction Agreements to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to

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enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          3.  COMPANY REPRESENTATIONS, ETC.

          The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that, except as provided in Annex V hereto:

          a. Concerning the Debentures and the Shares. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Securities. No party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

          b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Debentures. The Common Stock is listed and traded on The Over The Counter/Bulletin Board Market. To the Company's knowledge, the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

          c. Authorized Shares. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, $.01 par value per share, of which 63,823,328 are outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Converted Shares, when issued upon conversion of, or as interest on, the Debentures in accordance with the terms of the Debentures, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

          d. Securities Purchase Agreement; Registration Rights Agreement and Stock. This Agreement, the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement") and the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the other Transaction Agreements, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with its respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

          e. Non-contravention. The execution and delivery of this Agreement and the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by the Transaction Agreements do not and will not conflict with or result in a

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breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) to the knowledge of the Company, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth,
(iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the business, operations or financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

          g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since May 1, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC.

          h. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business, operations or financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to any of the Transaction Agreements, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

          i. Absence of Litigation. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

          j. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations or financial condition or results of operations of the Company and its subsidiaries taken as a whole.

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          k. No Undisclosed Proposals. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

          l. No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

          m. Dilution. The number of Shares issuable upon conversion of the Debentures may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.

          n. Brokers, Finders. Except for payment of fees to Greenfield Capital Partners (the "Placement Agent"), payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer relating to the Transaction Agreements or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3(n) that may be due in connection with the transactions contemplated by any of the Transaction Agreements. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

          o. Ownership of Fone. After the consummation of the Acquisition Transaction, the Company will own all of the outstanding shares of Fone, free and clear of any lien or encumbrance of any party other than a Buyer.

          4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          a. Transfer Restrictions. The Buyer acknowledges that (1) the Debentures have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC

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thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

          b. Restrictive Legend. The Buyer acknowledges and agrees that the Debentures and , until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

          THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

          d. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

          e. Reporting Status. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed by the Company with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not voluntarily terminate its status as an issuer required to file reports under the 1934 Act, even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain, if necessary, and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The Over The Counter/Bulletin Board Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by- laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The Over The Counter/Bulletin Board Market applicable to the Company.

          f. Use of Proceeds. The Company has advised the Buyer that it anticipates using the proceeds from the Cash Portion of the Purchase Price received from the sale of the Debentures for the purposes identified in Annex III annexed hereto. Unless otherwise consented by the Buyer, the Company shall not use the proceeds from the Cash Portion of the Purchase Price received from the sale of the Debentures (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Debentures) for any other purposes other than internal working capital purposes, and, except as expressly contemplated in Annex III or as otherwise expressly provided herein, shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person, including any of its affiliates, or to repay any debt to any of its affiliates.

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          g.  Certain Agreements. (i) The Company covenants and agrees that from the date hereof through the date which is one hundred twenty (120) days after the Effective Date, the Company will not, without the prior written consent of the Buyer in each instance, offer or enter into a Subsequent Sale (as defined below) with any party other than all of the Buyers. A "Subsequent Sale" is a subsequent or further offer or sale of Common Stock or securities convertible into Common Stock, where the fixed purchase price or the conversion or exercise price per share of Common Stock is below the lower of (x) the Fixed Conversion Price (as defined in the Debentures) or (y) the Market Price of the Common Stock as of the date of such agreement or the closing date, whichever is lower.

          (ii) In the event the Company breaches the provisions of this Section 4(g), the Conversion Price (as defined in the Debentures) shall be amended to be equal to (x) 90% of (y) the amount determined in accordance with the provisions of the Debentures without regard to this provision.

          h.  Available Shares; Conversions to Be Honored.

          (i) The Company will take all steps necessary, including but not necessarily limited to, having a vote of shareholders to amend the charter documents of the Company, so that, effective beginning no later than (x) five
(5) business days after the earlier of the Company's Annual Meeting to be held in calendar year 2000 or any earlier special meeting of shareholders or (y) two hundred ten (210) days after the Closing Date,

          (I) the Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield one hundred percent (100%) of the aggregate number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Debentures, including, for such purposes any shares that may be issued in lieu of interest thereon; and

          (II) the issuance of the Converted Shares shall have been duly authorized by all necessary corporate action.

          (ii) The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Debentures) relating to the conversion of the Debentures unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

          i.  Grant of Security Interest to Buyers.

          (i) To secure its obligations to the Buyers and to all direct and indirect permitted transferees and assignees of their interests in this Agreement and the other Transaction Agreements, including, but not necessarily limited to, the Debentures (any one or more of the Buyers and such transferees and assignees individually and collectively referred to as the "Secured Party"), the Company (sometimes referred to as the "Debtor") hereby grants, conveys, transfers and assigns to the Secured Party a security interest in and to the Collateral (as defined in Annex VI hereto) to the fullest extent permissible under the Uniform Commercial Code or other governing security interests granted by debtors or obligors to creditors or obligees as in effect in each jurisdiction in which the Debtor's property may be found or deemed situate.

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          (ii)  Solely for administrative convenience and not for any other purpose, each Secured Party has designated Krieger & Prager LLP as agent for the Secured Party for purposes of execution of and identification on any financing statement or similar instrument referring to or describing the Collateral and to maintain possession of the Collateral as agent of and on behalf of the Secured Party. Such designation shall remain in effect until canceled by such Secured Party; provided, however, that such cancellation shall not affect the validity of any action theretofore taken by such agent pursuant to this provision. The Debtor acknowledges and agrees to honor such designation.

          (iii) The Company agrees that it will take all steps necessary to ensure that no shares of Fone (other than the shares included in the Collateral) will be issued to any party for as long as the Fone Shares remain part of the Collateral. The Company will cause the stock transfer books and ledgers of Fone to reflect the security interest in the Fone Shares held by the Secured Party.

          (iv) Additional terms relating to the grant of this security interest are specified in Annex VI annexed hereto, the terms of which are incorporated herein by reference as if set forth herein in full.

          5.    TRANSFER AGENT INSTRUCTIONS.

          a. No later than five (5) business days after the Closing Date, the Company will irrevocably instruct its transfer agent (the "Transfer Agent") to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Debentures. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the Transfer Agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

          b. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise its right to convert the Debentures in the manner contemplated by the Debentures.

          c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Debentures) could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days which is two business days beyond the Delivery Date):

                                      Late Payment For Each $10,000
                                   of Debenture Principal or Interest
      No. Business Days Late             Amount Being Converted
      ----------------------             ----------------------

              1                                  $100
              2                                  $200
              3                                  $300
              4                                  $400
              5                                  $500
              6                                  $600
              7                                  $700
              8                                  $800
              9                                  $900
              10                                 $1,000
 greater than 10                                 $1,000 + $200 for each Business
                                                  Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

          d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the holder of the Debentures being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), at the option of the Converting Holder, the Company shall pay to the Converting Holder, in lieu of the amount contemplated by the immediately preceding Section 5(d) hereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

          f. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company may use its best efforts to cause the Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

          g. If, at any time (i) the Company challenges, disputes or denies the right of a holder of Debentures to effect any conversion of the Debentures into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Debentures (each, a "Debenture Conversion"), or (ii) any third party who is not and has never been an Affiliate of such holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the Debenture Conversion and the Company refuses to honor any such Conversion Notice, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Debentures for cash at a redemption price (the "Mandatory Purchase Amount") equal to one hundred fifty percent (150%) of (x) the principal of the outstanding Debentures of such holder, plus (y) all accrued but unpaid interest on the Debentures through the date of payment of the Mandatory Purchase Amount. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph.

          h. The holder of any Debentures shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C.ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C.ss.362.

          i. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative , to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with a Debenture Conversion, or
(ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Buyer with a copy of the authorization so given to the Transfer Agent.

          6. CLOSING DATE.

          a. The Closing Date shall occur on the date which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 7 and 8 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer. Notwithstanding the foregoing, the Closing Date shall not be before the Acquisition Date and the consummation of the Acquisition Transaction in which the Company has acquired ownership of the Fone Shares.

          b. The closing of the purchase and issuance of Debentures shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

          (c) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 7 and 8 hereof.

          7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The Buyer understands that the Company's obligation to sell the Debentures to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

          a. The execution and delivery of this Agreement and the other Transaction Agreements by the Buyer;

          b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Cash Portion of the Purchase Price, if any, for the Debentures in accordance with this Agreement;

          c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

          d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

          8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

          The Company understands that the Buyer's obligation to purchase the Debentures on the Closing Date is conditioned upon:

          a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company and the execution and delivery of the Debentures and the Pledge Agreement by Fone;

          b. Delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

          c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

          d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

          e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

          f. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD, and trading in securities generally on the Over The Counter/Bulletin Board Market shall not have been suspended or limited, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Debentures.

          9. GOVERNING LAW: MISCELLANEOUS.

          a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

          b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

          f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

          g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

          j. In no event, except as specifically contemplated by the terms of any of the Transaction Agreements, shall either party be liable under any of the Transaction Agreements or otherwise for any consequential, incidental, indirect, punitive or special damages of any nature whatsoever (including, without limitation, any damages arising out of or in connection with any loss of profit, loss of business or anticipatory profits), even if the other party has been advised of the likelihood of such damages occurring to the non-defaulting party;

provided, however, that the difference between the Market Price of the Common Stock and the Conversion Price shall not be deemed to be consequential damages. The provisions of this Section 9(j) shall not limit the direct obligations of either party to the other party pursuant to a specific provision of any of the Transaction Agreements.

          k. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

          (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

          (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

          (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:  TANNER'S RESTAURANT GROUP, INC.
               At its address at the head of this Agreement
               Attn: Larry Shatsoff, President,
               Telephone No.: (203) 380-0910
               Telecopier No.: (203) 380-0915

               with a copy to:

               Nelson Mullins Riley & Scarborough, L.L.P.
               999 Peachtree Street, N.E.
               Suite 1400
               Atlanta, GA 30309
               Attn: Wade H. Stribling, Esq.
               Telephone No.: (404) 817-6000
               Telecopier No.: (404) 817-6050

BUYER:         At the address set forth on the signature page of this Agreement.

               with a copy to:

               Krieger & Prager LLP
               39 Broadway
               Suite 1440
               New York, NY 10006
               Attn: Samuel Krieger, Esq.
               New York, New York 10016
               Telephone No.: (212) 363-2900
               Telecopier No.  (212) 363-2999

ESCROW AGENT:  Krieger & Prager LLP.
               39 Broadway
               Suite 1440
               New York, NY 10006
               Attn: Samuel Krieger, Esq.
               New York, New York 10016
               Telephone No.: (212) 363-2900
               Telecopier No.  (212) 363-2999

          11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

AMOUNT AND PURCHASE PRICE OF DEBENTURES:            $4,353,652


                             SIGNATURES FOR ENTITIES

          IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 7th day of June, 2000.

Address:
--------
Corporate Centre
Windward One
West Bay Road                               Sherman LLC
P.O. Box 31106 SMB                          ------------------------------------
Grand Cayman Islands                        Printed Name of Subscriber

Telecopier No.  284 494 4771                By:
                ------------                ------------------------------------
                                            (Signature of Authorized Person)
Cayman Islands
-----------------------------               Navigator Management, Ltd., Director
Jurisdiction of Incorporation               ------------------------------------
or Organization                             Printed Name and Title

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

TANNER'S RESTAURANT GROUP, INC.


By: /s/ Larry Shatsoff
Title: President
Date: 6/7/00

Grand Cayman, Cayman Islands

AMOUNT AND PURCHASE PRICE OF DEBENTURES:            $200,000


                             SIGNATURES FOR ENTITIES

          IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 7th day of June, 2000.

Address:
--------
225 N. Market                               Triton Private Equities Fund, LPX
Suite 220                                   ------------------------------------
Wichita, KS  67202                          Printed Name of Subscriber

Telecopier No. 316 262-6801                 By: /s/ John C. Tausche
               ------------                 ------------------------------------
                                            (Signature of Authorized Person)
Delaware
-----------------------------               John C. Tausche
Jurisdiction of Incorporation               ------------------------------------
or Organization                             Printed Name and Title

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

TANNER'S RESTAURANT GROUP, INC.


By: /s/ Larry Shatsoff
Title: President
Date: 6/7/00

         SCHEDULE A  BUYERS

         ANNEX I                    FORM OF DEBENTURE

         ANNEX II                   JOINT ESCROW INSTRUCTIONS

         ANNEX III                  USE OF PROCEEDS

         ANNEX IV                   REGISTRATION RIGHTS AGREEMENT

         ANNEX V                    COMPANY DISCLOSURE MATERIALS

         ANNEX VI                   SECURITY INTEREST AND PLEDGE PROVISIONS

                                                                      SCHEDULE A
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                                     BUYERS

NAME:                         Sherman LLC

CASH PORTION OF
THE PURCHASE PRICE:                  $3,005,047.00

                                     Of this amount, the following will be paid
                                     by satisfying the following notes and
                                     obligations
                                     Sovereign                        952,523.50
                                     Dominion                         952,523.50
                                     Bonham                           100,000.00
                                     Bonham note from Fone            100,000.00

                                     and the balance of $900,000 will be paid to the Company

DEBT PORTION OF
THE PURCHASE PRICE:                  $1,348,605.00

TOTAL PURCHASE PRICE:         $4,353,652.00



NAME:                         Triton Private Equities Fund, L.P.

CASH PORTION OF
THE PURCHASE PRICE:                  $--

DEBT PORTION OF
THE PURCHASE PRICE:                  $200,000.00

TOTAL PURCHASE PRICE:         $200,000.00

                                                                         ANNEX I
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT



                                FORM OF DEBENTURE

          NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No.      00-                                         US $
         -------------

                         TANNER'S RESTAURANT GROUP, INC.

              6% SECURED CONVERTIBLE DEBENTURE DUE __________, 2002

          THIS DEBENTURE is one of a duly authorized issue of up to $4,553,652 in Debentures of TANNER'S RESTAURANT GROUP, INC., a Texas corporation (the "Company") designated as its 6% Secured Convertible Debentures. Such Debentures may be issued in series, each of which may have a different maturity date, but which otherwise have substantially similar terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement, dated June , 2000 (the "Securities Purchase Agreement"), by and among the Company and the Buyers (as that term is defined therein).

          FOR VALUE RECEIVED, the Company promises to pay to ,              the
registered holder hereof (the "Holder"), the principal sum of                and
00/100 Dollars (US $        ) on        , 2002,2 (the "Maturity Date") and to
pay interest on the principal sum outstanding from time to time in arrears
(i) prior to the Maturity Date, semi-annually, on the last day of June and December of each year, (ii) upon conversion as provided herein or (iii) on the
Maturity Date, at the rate of 6% per annum accruing from               , 2000,3
the date of initial issuance of this Debenture (the "Issue Date"). Accrual of
-------------------------------
         1) Insert date which is second anniversary of Closing Date
            ("Maturity Date").

         2) Insert the Maturity Date per fn 1.

         3) Insert Closing Date.

interest shall commence on the first such business day to occur after the date hereof and shall continue to accrue on a daily basis until payment in full of the principal sum has been made or duly provided for.

          This Debenture is subject to the following additional provisions:


          1. The Debentures are issuable in denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

          2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

          3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation, including legal opinions of counsel reasonably satisfactory to the Company, that the transfer of the Debenture to such other persons does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          4. A. The Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert all or a portion of this Debenture into shares of Common Stock of the Company, $.01 par value per share ("Common Stock") of the Company at any time until the Maturity Date, at a conversion price for each share of Common Stock (the "Conversion Price") equal to the lower of (x) $0.75 per share (which amount is subject to adjustment as hereinafter provided; the "Fixed Conversion Price"), or (y) the Variable Conversion Price (as defined below).

             B. For purposes of this Debenture, the following terms have the meanings indicated below:

             (i) "Market Price of the Common Stock" means the closing bid price of the Common Stock for the period indicated in the relevant provision, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market.

             (ii) "Variable Conversion Price" means (x) seventy-five percent (75%) of (y) the average of the five (5) lowest Market Price of the Common Stock during the twenty (20) trading days immediately preceding the relevant Conversion Date (as defined below), except that, to the extent any such trading day occurs prior to the effectuation of a stock split or similar transaction occurring after the date hereof and on or prior to the relevant Conversion Date, the Market Price of the Common Stock used in determining the Variable Conversion

Price will be equitably adjusted to reflect such transaction. In no event, however, shall the Variable Conversion Price be less than $.01 per share.

             C. Conversion shall be effectuated by faxing a Notice of Conversion (as defined below) to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. Interest accrued or accruing from the date of issuance to the date of conversion or to the Maturity Date, as the case may be, shall be paid, at the option of the Company, in cash or, subject to the provisions of Section 4(D) hereof, in Common Stock at the Conversion Price then applicable as of the Conversion Date. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is received by the Company on or before such specified date, provided that, if such conversion would convert the entire remaining principal of this Debenture, the Holder shall deliver to the Company the original Debenture being converted no later than five
(5) business days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (203) 380-0915;Attn: Larry Shatsoff, President . Certificates representing Common Stock upon conversion will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by the Securities Purchase Agreement or a different address), via express courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after the date on which the Notice of Conversion is delivered to the Company as contemplated in this Section 4(C).

             D. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) with respect to a Redemption Notice Conversion [as defined below], (ii) as specifically provided in this Debenture as an exception to this provision, or (iii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to convert any Debenture or shall the Company have the obligation to convert all or any portion of this Debenture (and the Company shall not have the right to pay interest on this Debenture) to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Debenture, further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 4(D) as if such transferee or assignee were the original Holder hereof.

             E. Anything herein to the contrary notwithstanding, in the event the Company breaches the provisions of Section 4(g) of the Securities Purchase Agreement, the Conversion Price shall be amended to be equal to (i) 90% of (ii) the Conversion Price determined in accordance with the other provisions of this Debenture without regard to this Section 4(E), and the Holder may require the

Company to immediately redeem the outstanding portion of this Debenture in accordance with clause (y) of Section 6 hereof.

      5. A. (i) Notwithstanding any other provision hereof to the contrary, at any time prior to the Conversion Date, the Company shall have the right to redeem (a "Redemption") all or any portion of the then outstanding principal amount of the Debentures then held by the Holder in cash for an amount (the "Redemption Amount") equal to (x) the Applicable Redemption Provision (as defined below) of the outstanding principal of such Debenture being redeemed
(ii) plus all accrued but unpaid interest thereon through the date the Redemption Amount is paid to the Holder (the "Redemption Payment Date").

             (ii) If the Company elects to make a Redemption, the Company shall give written notice thereof to the Holder (the "Notice of Redemption"). The Redemption Payment Date shall be the date which is seven (7) business days after the Holder's receipt of the Notice of Redemption. Anything in the other provisions of this Debenture, including, but not limited to the preceding provisions of this Section 5, to the contrary notwithstanding, with respect to any Debentures for which a Notice of Redemption is given, the Holder shall have the right, exercisable by giving a Notice of Conversion submitted to the Company within five (5) business days of the Holder's receipt of the Company's Notice of Redemption, to convert any or all of the Debentures sought to be redeemed (a "Redemption Notice Conversion") and the Redemption Notice Conversion shall take precedence over the redemption contemplated by the Notice of Redemption. Such Debentures shall be converted in accordance with the terms hereof.

             (iii) The Redemption Amount shall, unless otherwise agreed to in writing by the Holder after receiving the Notice of Redemption, be paid to the Holder by wire transfer of good funds on the Redemption Payment Date.

             (iv) In the event payment of the Redemption Amount is not timely made, the Holder shall have the right, in the Holder's sole discretion, to determine that (i) any rights of the Company to redeem outstanding Debentures shall terminate, and/or (ii) the Notice of Redemption shall be null and void.

             (v) The "Applicable Redemption Percentage" means, if the Redemption Payment Date is (x) not more than one hundred twenty (120) days after the Closing Date, one hundred twenty-three and thirty-three one hundredths percent (123.33%); (y) more than one hundred twenty (120) but not more than one hundred eighty (180) days after the Closing Date, one hundred twenty-eight and thirty-three one hundredths percent (128.33%); and (z) more than one hundred eighty (180) days after the Closing Date, one hundred thirty-three and thirty-three one hundredths percent (133.33%).

         B. (i) Notwithstanding any other provision hereof to the contrary, this Debenture shall be subject to prepayment on the terms provided in this
Section 5(B).

             (ii) During the term of this Debenture, Holder shall have the option to obtain repayment of this Debenture by issuing a Payment Demand under the VAT Alternatives (as those terms are defined below). All amounts received by the Holder pursuant to Payment Demands shall be applied (x) first to any other obligations of the Company to the Holder, (ii) second, to accrued but unpaid interest on the principal of this Debenture and (z) then, to principal of this Debenture.

             (iii) Subject to availability of proceeds for repayment as hereinafter described in connection with the VAT Alternative, the Holder shall have the right, from time to time, to provide a written demand (a " Payment

Demand") to the Company. The Payment Demand shall (x) specifically set forth (i) the amount of repayment demanded, (ii) the alternative elected for such repayment from those hereinafter set forth in this Section 5(B), and (iii) a date, not less than eight (8) business days from the date of the Company's receipt of such Payment Demand, on which such repayment payment must be made. The Holder may only make a Payment Demand for payment under this Debenture in the event and to the extent there remains principal amount of this Note outstanding.

             (iv) The Company or Fone (as defined below) will give a written report to the Holder (the "Monthly VAT Report") on or before the tenth calendar day of any calendar month after the month in which the Issue Date occurs, which report will specify the amount of cash available for repayment arising from (i) Value Added Tax ("VAT") refunds paid into escrow in connection with agreements entered into by the Company or the Company's wholly-owned subsidiary, Fone.com Limited , a corporation organized under the laws of England and Wales (the name of which entity is anticipated to be changed to B4B Communications, Inc.; "Fone") from the United Kingdom government, and (ii) minute bonuses due to Fone and paid into escrow in connection as provided in agreements entered into by the Company or Fone (the cash available from the sources referred to in clauses (i) and (ii) are collectively referred to as the "VAT Alternatives"). Such VAT refunds and minute bonuses shall be administered by Howard Stone, Esq., 62 Wilson Street, London, England, EC2A 2BU as contemplated by the terms of an escrow agreement [reference]. To the extent of such VAT refund and/or minute bonuses are actually deposited in escrow, the Holder may demand payment of such amounts. A Payment Demand must be made by the Holder no later than ten (10) business days after the Holder receives the Monthly VAT Report. Any VAT refunds and minute bonuses not claimed by a timely issued Payment Demand shall be available for use by Fone.

             (v) Amounts available for VAT Alternatives shall be allocated pro rata among the Holders of all still outstanding Debentures issued in this series of 6% Secured Convertible Debentures based on the relative original principal amounts of such outstanding Debentures as issued on the Issue Date to each such Holder or such Holder's predecessor in interest.

             (vi) By its signature at the foot of this Debenture, Fone agrees to be bound by the provisions of this Section 5(b) and to the security interest of the Holder in the VAT Alternative contemplated by Section 8 hereof. Nothing herein shall be construed to represent a recourse obligation of Fone with respect to any obligations of the Company under this Debenture except to the extent provided in this Section 5(b).

     6. The Holder recognizes that the Company may be limited in the number of shares of Common Stock it may issue by (X) reason of its authorized shares, or
(Y) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded (collectively, the "Cap Regulations"). Without limiting the other provisions hereof, (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Debentures without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the Holder of this Debenture (to the extent the same can not be converted in compliance with the Cap Regulations (an "Unconverted Debenture"), shall have the option, exercisable in the Holder's sole and absolute discretion, to elect any one of the following remedies:

        (x) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such Holder's Notice of Conversion relating to the Unconverted Debenture at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive trading days (subject to the equitable adjustments for certain events occurring during such period as provided in this Debenture) during the sixty (60) trading days immediately preceding the date of the Notice of Conversion; or

        (y) require the Company to redeem each Unconverted Debenture for an amount (the "Redemption Amount"), payable in cash, equal to the sum of (i) one hundred thirty-three and thirty-three one hundredths percent (133.33%) of the principal of an Unconverted Debenture, plus (ii) any accrued but unpaid interest thereon through and including the date (the "Redemption Date") on which the Redemption Amount is paid to the Holder.

The holder of an Unconverted Debenture may elect one of the above remedies with respect to a portion of such Unconverted Debenture and the other remedy with respect to other portions of the Unconverted Debenture. Anything herein or in the Certificate of Designations to the contrary notwithstanding, the remedy contained in clause (x) or (y) of this Section 6 shall not be available to the Holder until after the earlier of (i) the Company's Annual Meeting of Shareholders during calendar year 2000 or earlier special meeting of shareholders held after the Initial Closing Date, (ii) two hundred ten (210) days after the Initial Closing Date, or (iii) the expiration of sixty (60) days from the date a holder of any of the Debentures in this series has exercised a right pursuant to which the last share of Common Stock issuable under the Cap Regulations is to be issued. If prior to such date, the Cap Regulations no longer apply to limit the Company's issuance of shares of Common Stock in connection with the Securities or the transactions contemplated by the Transaction Agreements, the remedies contained clauses (x) and (y) of this
Section 6 shall not be exercisable by the Holder.

     7. Subject to the terms of the Securities Purchase Agreement, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     8. A. The obligations of the Company under this Debenture are secured under the terms of the Securities Purchase Agreement, including, but not necessarily limited to, the provisions of Section 4(i) thereof and Annex VII thereto.

        B. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. This Debenture is a recourse obligation of the Company.

     9. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture by paying the Redemption Amount contemplated by Section 5(A) hereof, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

     10. If, for any reason, prior to the Conversion Date or the Redemption Payment Date, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by
(y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

     11. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split (but not a reverse stock split) of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Fixed Conversion Price shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such split, the Fixed Conversion Price shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; and (ii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such dividend, the Fixed Conversion Price shall be deemed to be the amount of such Fixed Conversion Price calculated immediately prior to such record date multiplied by a fraction, of which the numerator is the number of shares (10) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11).

     12. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made by wire transfer to the account designated by the Holder or, if no such account is designated, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different account or delivery address for any one or more specific or for all remaining payments or deliveries.

     13. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     14. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

     15.  The following shall constitute an "Event of Default":

          a. The Company shall default in the payment of principal or interest on this Debenture and same shall continue for a period of five
               (5) days after notice thereof from or on behalf of the Holder; or

          b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, or in any of the other Transaction Agreements or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

          c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for five (5) business days after written notice from the Holder of such failure; or

          d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement or the Registration Rights Agreement and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure (other than a failure to cause the Registration Statement to become effective no later than the Required Effective Date, as defined and provided in the

               Registration Rights Agreement, as to which no such cure period shall apply); or

          f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
               (60) days thereafter; or

          i. Any money judgment, writ or warrant of attachment, or similar process in excess of Fifty Thousand ($50,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering, a petition filed in any such proceeding; or

          k. The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of five (5) trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     16. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     17. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section 17 or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section 17 shall control every other provision of this Debenture.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:                       , 2000
       ----------------------

                                          TANNER'S RESTAURANT GROUP, INC.



                                          By:


                                          (Print Name)

                                          (Title)



The undersigned acknowledges its agreement to the provisions of Section 5(b) of this Debenture.
FONE.COM LIMITED

By:


(Print Name)

---------------------------------------
(Title)

                                    EXHIBIT A


                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)



     The undersigned hereby irrevocably elects to convert $________________of the principal amount of the Secured Convertible Debenture No. (the "Debenture") of TANNER'S RESTAURANT GROUP, INC. (the "Company") into Shares of Common Stock of the Company according to the conditions of the Debenture, as of the date written below.


Conversion Date*



Applicable Conversion Price




Signature


                                    [Name]

Address:







*If this conversion converts the entire remaining principal of this Debenture, the original Debenture must be received by the Company by the fifth business date following the Conversion Date.

                                                                        ANNEX II
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                            JOINT ESCROW INSTRUCTIONS


Dated as of the date of the
Securities Purchase Agreement to
Which These Joint Escrow
Instructions Are Attached

Krieger & Prager LLP
39 Broadway, Suite 1440
New York, New York 10006

Attention:                 Samuel M. Krieger, Esq.

Dear Mr. Krieger:

     As escrow agent for both Tanner's Restaurant Group, Inc., a Texas corporation (the "Company"), and one or more Buyers (each, a "Buyer") of 6% Secured Convertible Debentures (the "Debentures") of the Company, who is named in the Securities Purchase Agreement between the Company and the Buyer to which a copy of these Joint Escrow Instructions is attached as Annex II (the "Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement), you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the documents and funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

                    1. The Escrow Agent shall, as promptly as feasible, notify the Company orally or in writing of receipt of the Purchase Price for the Debentures from or on behalf of each Buyer and notify the Buyer orally or in writing of receipt of the Certificates. As promptly as feasible upon the Escrow Agent's receipt of the Purchase Price and Certificates (or, with respect to any one or more of them, receipt of notice, whether oral or in written form, from the Company or a Buyer that the respective conditions precedent to the purchase and sale have been satisfied; collectively, the "Release Conditions"), the Escrow Agent shall, after reduction by the amounts referred to in the next succeeding sentences of this paragraph, release the Escrow Funds to or upon the order of the Company, and shall release the Certificates to the Buyer. After receipt of Release Conditions, subject to the terms of the immediately succeeding sentence, an aggregate of $25,000 in legal and escrow fees to the Escrow Agent (the "Escrow Agent Fees") shall be released to or upon the order of the Escrow Agent. If the Certificates are not deposited with the Escrow Agent within ten (10) days after receipt by the Company of notice of receipt by the Escrow Agent of the Purchase Price funds from the Buyer, the Escrow Agent shall notify the Buyer and the Buyer shall be entitled to cancel the purchase and demand repayment of the funds. If the Purchase Price funds are not deposited with the Escrow Agent within ten (10) days after receipt by the Buyer of notice of receipt by the Escrow Agent of the Certificates from the Company, the Escrow Agent shall notify the Company and the Company shall be entitled to cancel the purchase and demand return of such Certificates. Notwithstanding the Escrow Agent's receipt of the Release Conditions, if the Company or the Buyer notifies the Escrow Agent before the release of the Escrow Property that the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement with respect to the purchase and sale of Debentures to be effected on the Closing Date were not satisfied or waived, then the Escrow Agent shall return the Escrow Funds to the Buyer and shall return the Certificates to the Company. Prior to return of any Escrow Funds to the Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at The Bank of New York.

     2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the party to be charged therewith.

     3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

     4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Buyer, and may continue to act as legal counsel for such party, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for the Buyer and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Buyer and the Escrow Agent are relying explicitly on the foregoing provision in entering into these Joint Escrow Instructions.

     7. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer and the Company shall appoint a successor Escrow Agent.

     8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

     10. The Company and the Buyer agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent, or (c) be a liability, or arise from liability, to either the Company or the Buyer.

     11. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

     12. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.

     13. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

     14. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. These Joint Escrow Instructions constitute the entire agreement amongst the parties with respect to the subject matter hereof.




ACCEPTED BY ESCROW AGENT:
KRIEGER & PRAGER LLP

By: _______________________________________
Date:

                                                                       ANNEX III
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                                 USE OF PROCEEDS


Satisfaction of following notes and obligations
         Sherman                     $1,348,605.00
         Sovereign                      952,523.50
         Dominion                       952,523.50
         Triton                         200,000.00
         Bonham                         100,000.00
         Bonham note from Fone          100,000.00
                                     ----------------

                              Subtotal                $3,653,652.00

Legal                                                 $   20,000.00
Corp.  set-up (incl rent deposit, etc.)                   45,000.00
E1 Line deposits                                         200,000.00
Marketing                                                100,000.00
Deposits for private label brands                        100,000.00
Set up branded wholesale ISP                             200,000.00
Tanner's clean up                                        100,000.00
Working Capital                                          135,000.00
                                                      -------------

                              Total                   $4,553,652.00
                                                      =============

                                                                        ANNEX IV
                                                                              TO
                                                             SECURITIES PURCHASE
                                                                       AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of June 7 , 2000 (this "Agreement"), is made by and between TANNER'S RESTAURANT GROUP, INC., a Texas corporation, with headquarters located at 3500 Oakbrook Parkway, Suite 260, Norcross, GA 30093 (the "Company"), and each entity named on a signature page hereto (each, an "Initial Investor") (each agreement with an Initial Investor being deemed a separate and independent agreement between the Company and such Initial Investor, except that each Initial Investor acknowledges and consents to the rights granted to each other Initial Investor under such agreement).

                              W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of June 7, 2000, between the Initial Investor and the Company (the "Securities Purchase Agreement"; terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Initial Investor one or more 6% Convertible Debentures of the Company, in an aggregate principal amount not exceeding $4,553,652 (the "Debentures"); and

     WHEREAS, the Debentures are convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall include shares of Common Stock of the Company issuable in lieu of accrued interest on conversion as contemplated by the Debentures) upon the terms and subject to the conditions contained in the Debentures; and

     WHEREAS, to induce the Initial Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Conversion Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Investor" means the Initial Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Debentures or Registrable Securities.

     (b) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

     (c) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

     (d) "Registrable Securities" means the Conversion Shares applicable to the Debentures, and, if issued, Periodic Amount Shares (as defined below), except to the extent any such shares may be resold in accordance with Rule 144.

     (e) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities on Form S-3, if the Company is then eligible to file using such form, and if not so eligible, on Form SB-2 or other appropriate form.

     (f) "Required Effective Date" means the relevant Initial Required Effective Date or Increased Required Effective Date (as those terms are defined below).

     2. Registration.

     (a) Mandatory and Other Registration.

     (i) The Company shall prepare and file with the SEC, as soon as possible after the Closing Date but no later than a date (the "Required Filing Date") which is one hundred fifty (150) days following the Closing Date, either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by the Investor a sufficient number of shares of Common Stock for the Initial Investors to sell the Registrable Securities, but in no event less than the aggregate of (x) two hundred percent (200%) of the aggregate number of shares into which the Debentures and all interest thereon through their respective Maturity Dates would be convertible at the time of filing of such Registration Statement (assuming for such purposes that all such Debentures were eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such accrual of interest, eligibility or conversion had in fact occurred as of such date) (or such lesser number as may be required by the SEC), plus (y) all Periodic Amount Shares actually issued. The Registration Statement (W) shall include only the Registrable Securities and the shares referred in Exhibit 1attached hereto and (X) shall also state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures or issuance of Periodic Amount Shares to prevent dilution resulting from stock splits or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (the "Initial Required Effective Date") which is no later than is the earlier of
(Y) five (5) days after notice by the SEC that it may be declared effective or
(Z) two hundred ten (210) days after the Closing Date.

     (ii) If at any time (an "Increased Registered Shares Date"), the number of shares of Common Stock represented by the Registrable Shares, issued or to be issued as contemplated by the Transaction Agreements, exceeds the aggregate number of shares of Common Stock then registered, the Company shall either (X) amend the relevant Registration Statement filed by the Company pursuant to the preceding provisions of this Section 2, if such Registration Statement has not been declared effective by the SEC at that time, to register two hundred percent (200%) of such Registrable Shares, computed as contemplated by the immediately preceding subparagraph (i) hereof (or such lesser number as may be required by the SEC), or (Y) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement (an "Additional Registration Statement") to register two hundred percent (200%) of the shares of Common Stock represented by the Registrable Shares, computed as contemplated by the immediately preceding subparagraph (i) hereof (or such lesser number as may be required by the SEC), that exceed the aggregate number of shares of Common Stock already registered. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (each, an "Increased Required Effective Date") which is no later than (Q) with respect to a Registration Statement under clause (X) of this subparagraph (ii), the Initial Required Effective Date contemplated by the immediately preceding subparagraph (i) and (R) with respect to an Additional

Registration Statement, the earlier of (I) five (5) days after notice by the SEC that it may be declared effective or (II) thirty (30) days after the Increased Registered Shares Date.

     (b) Payments by the Company.

         (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date, the Company will make payment to the Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

         (ii) If the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date or if the Investor is restricted from making sales of Registrable Securities covered by any previously effective Registration Statement at any time (the date such restriction commences, a "Restricted Sale Date") after the relevant Effective Date other than during a Permitted Suspension Period (as defined below), then the Company will make payments to the Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

         (iii) The amount (the "Periodic Amount") to be paid by the Company to the Initial Investor shall be determined as of each Computation Date (as defined below) and such amount shall be equal to the Periodic Amount Percentage (as defined below) of the Purchase Price for all Debentures for the period from the date following the relevant Required Filing Date, Required Effective Date or Restricted Sale Date, as the case may be, to the first relevant Computation Date, and thereafter to each subsequent Computation Date. The "Periodic Amount Percentage" means (A) two percent (2%) of the Purchase Price for all the Debentures previously purchased for the period from the date following the relevant Required Filing Date, Required Effective Date or Restricted Sale Date, as the case may be, to the first relevant Computation Date, and (B) two percent (2%) of the Purchase Price of all Debentures to each Computation Date thereafter. Anything in the preceding provisions of this paragraph (iii) to the contrary notwithstanding, after the Effective Date the Purchase Price shall be deemed to refer to the sum of (X) the principal amount of all Debentures previously purchased but not yet converted and (Y) the Held Shares Value (as defined below). The "Held Shares Value" means, for shares acquired by the Investor upon a conversion within the thirty (30) days preceding the Restricted Sale Date, but not yet sold by the Investor, the principal amount of the Debentures converted into such Conversion Shares; provided, however, that if the Investor effected more than one conversion during such thirty (30) day period and sold less than all of such shares, the sold shares shall be deemed to be derived first from the conversions in the sequence of such conversions (that is, for example, until the number of shares from the first of such conversions have been sold, all shares shall be deemed to be from the first conversion; thereafter, from the second conversion until all such shares are sold). By way of illustration and not in limitation of the foregoing, if the Registration Statement for the Registrable is timely filed but is not declared effective until two hundred eighty-five (285) days after the Closing Date, the Periodic Amount will aggregate six percent (6%) of the Purchase Price of the Debentures (2% for days 211-240, plus 2% for days 241-270, plus 2% for days 271-285).

         (iv) Each Periodic Amount will be payable by the Company to the Investor monthly, without requiring demand therefor by the Investor and shall be payable, at the option of the Company either (x) in cash or other immediately available funds or (y) subject to the provisions of this subparagraph (iv), in shares of Common Stock ("Periodic Amount Shares"). The number of Periodic Amount Shares shall be equal to the relevant Periodic Amount divided by the Conversion Price which would have been applicable to the first day after the relevant Computation Date, but only to the extent that the Investor would have been entitled to effect a conversion into such number of shares in accordance with the terms of the Debentures. If the Company elects to pay the Periodic Amount by delivery of Periodic Amount Shares, such Periodic Amount Shares must be received by the Investor within five (5) business days after the relevant Computation Date, unless otherwise agreed to in writing by the Investor in each instance. If the Periodic Amount Shares are not delivered by such date, the Investor shall have the right to demand that the Periodic Amount be paid in cash as contemplated herein. On issuance, Periodic Amount Shares are deemed to be Registrable Securities.

         (v) The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement is not filed by the Required Filing Date or if the Registration Statement has not been declared effective by a Required Effective Date, including if the right to sell Registrable Securities under a previously effective Registration Statement is suspended, may be difficult to ascertain. The parties agree that the Periodic Amounts represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

         (vi) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor or its counsel, or in the event all of the Registrable Securities may be sold pursuant to Rule 144 or another available exemption under the Act without volume or other restrictions or limits.

         (vii) "Computation Date" means (A) the date which is the earlier of (1) thirty (30) days after the Required Filing Date, any relevant Required Effective Date or a Restricted Sale Date, as the case may be, or (2) the date after the Required Filing Date, such Required Effective Date or Restricted Sale Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or is declared effective or has its restrictions removed (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be, and (B) each date which is the earlier of
(1) thirty (30) days after the previous Computation Date or (2) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or is declared effective or has its restrictions removed (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be.

     3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

     (a) Prepare promptly, and file with the SEC by the Required Filing Date a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earliest of (i) the date that is two
(2) years after the last day of the calendar month following the month in which the Effective Date occurs, (ii) the date when the Investors may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

     (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

     (c) Permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

     (d) Notify each Investor, such Investor's legal counsel identified to the Company (which, until further notice, shall be deemed to be Krieger & Prager LLP, ATTN: Samuel Krieger, Esq.; each, an "Investor's Counsel"), and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement including changes in the provisions relating to the Investor, the Registrable Securities, or the transactions reflected in the Transaction Agreements (collectively, "Investor Matters") is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investors); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish to the Investor's Counsel copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) to the extent such responses relate to Investor Matters not later than one (1) business day in advance of the filing of such responses with the SEC so that the Investors shall have the opportunity to comment thereon.

     (e) Furnish to each Investor and such Investor's Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (f) As promptly as practicable after becoming aware thereof, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

     (g) As promptly as practicable after becoming aware thereof, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

     (h) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period (and the applicable provisions of Section 2(b) shall apply with respect to any such suspension other than during a Permitted Suspension Period). The term "Permitted Suspension Period" means one or two suspension periods during any consecutive 12-month period, provided, however, that no one such suspension period shall either (i) be for more than twenty (20) days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period).

     (i) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement "OTC Bulletin Board Market" of the National Association of Securities Dealers Automated Quotations System ("NASDAQ") within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on The NASDAQ Bulletin Board Market; and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities;;

     (j) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the Effective Date;

     (k) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; and

     (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

     4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

     (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

     (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

     (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5. Expenses of Registration. (a) All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and a fee for a single counsel for the Investors (as a group and not individually)equal to $3,500 for the initial Registration Statement covering the Registrable Securities applicable to the Debentures issued on the Closing Date and $2,500 for each Additional Registration Statement (or a post-effective amendment to the initial Registration Statement if such amendment relates to Investor Matters) required to be filed pursuant to the terms of this Agreement, shall be borne by the Company.

     (b) Except as disclosed in the Company's SEC Documents, (i) neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof and (ii) neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Investors holding a majority of the Registrable Securities, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Investors set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement and the other Transaction Agreements.

     6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Person" or "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

     (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of the Registrable Securities (or all or any portion of any unconverted Debenture) only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(b) hereof arising from such delay.

     10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold, in the aggregate, an eighty (80%) percent interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

     11. Miscellaneous.

     (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the

Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, (i) if to the Company or to the Initial Investor, to their respective address contemplated by the Securities Purchase Agreement, and (ii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

     (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Investor for any reasonable legal fees and disbursements incurred by the Investor in enforcement of or protection of any of its rights under this Agreement.

     (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

     (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     (j) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

     (k) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
                                            COMPANY:
                                            TANNER'S RESTAURANT GROUP, INC.


                                            By:
                                            Name:
                                            Title:


                                            INITIAL INVESTOR:


                                              [Print Name]


                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT 1


            Shares Permitted to Be Included in Registration Statement
            ---------------------------------------------------------



                              Shares of Common     Owned/Description of Right to
 Shareholder Name                  Stock                       Aquire
 ----------------                  -----           ----------------------------
Greenfield Capital Partners      4,000,000          To be issued by the Company

Greenfield Capital Partners      1,000,000          Warrants, dated June 7, 2000

                                                                         ANNEX V
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                               COMPANY DISCLOSURE


                            To be provided by Company

                                                                        ANNEX VI
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                     SECURITY INTEREST AND PLEDGE PROVISIONS

     For purposes of this Annex VI, the terms "Debtor" and "Secured Party" have the meanings ascribed to them in the Securities Purchase Agreement to which this Annex VI is attached.

     Unless otherwise specified, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

     These Security Interest and Pledge Provisions are sometimes referred to as the "Pledge Agreement."

     Section 1.    The Security Interests.

     (a) In order to secure the due and punctual fulfillment of the Obligations (as defined below) its obligations under, the Debtor hereby grants, conveys, transfers and assigns to the Secured Party a continuing security interest in the following described fixtures and personal property, whether now owned or hereafter acquired, together with all additions, substitutions, replacements and proceeds and all income interest, dividends and other distributions thereon (hereinafter collectively called the "Collateral"):

     (1) all right, title and interest in and to the shares of common stock and any other securities of Fone.com Limited , a corporation organized under the laws of England and Wales (the name of which entity is anticipated to be changed to B4B Communications, Inc.; "Fone") now or hereafter owned directly or beneficially by Debtor (the "Fone Securities");

     (2) all assets and properties of whatever kind and description, excluding intellectual property, now or hereafter owned by the Debtor and all accessions, additions or improvements to, all replacements, substitutions and parts for, and all proceeds and products of the foregoing; all bank and securities accounts of any kind or nature; all books, records and documents relating to the foregoing located at the principal place of business or any other place of business of the Debtor, or at such other location as the business may hereafter be located , or held by any agent, representative or bailee of the Debtor wherever located; and

     (3) all right, title and interest in and to the VAT Alternatives (as defined in the Debentures).

     (b) The security interests granted pursuant to this Section 1 (the "Security Interests") are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

     (c) If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Secured Party or to the Agent (as defined below) or the Agent's designee, accompanied by duly executed blank stock or bond powers or assignments, as applicable. The Debtor hereby authorizes the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Secured Party or the Agent or the Agent's designee. Notwithstanding anything to the contrary contained herein, this Pledge Agreement evidences a present and absolute pledge of the Collateral to the Secured Party, which shall be effective upon the execution of this Pledge Agreement.

     (d) The term " Obligations" means the due and punctual fulfillment and performance of all of the Debtor's obligations to the Secured Party whether now existing or hereafter arising (i) under each of the Securities Purchase Agreement, the Registration Rights Agreement, the Debentures, or any other Transaction Agreements and all other documentation and instruments reflecting the obligations of the Debtor to the Secured Party (collectively, the "Debtor Agreements") and (ii) any and all other obligations as may be incurred or assumed by the Debtor to the Secured Party from time to time; all of the foregoing whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening a letter of credit, loan or guarantee or in any other manner, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, whether now existing or hereafter arising, and any amendments, extensions, renewals or increases, and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

     (e) By its signature in the space provided below, Fone, the wholly-owned subsidiary of the Debtor, hereby agrees and consents to all of the terms of this Pledge Agreement which run in favor of the Secured Party as if Fone were the Debtor named herein; provided, however, that such agreement by Fone is limited exclusively to (i) Fone's acknowledgment of the Secured Party's security interest in and the Debtor's pledge of the Fone Securities and (ii) Fone's grant of a security interest in, and Fone's pledge of, the VAT Alternatives to the Secured Party. Nothing herein shall be construed to represent a recourse obligation of Fone with respect to any Obligations of the Company under this Debenture except to the extent provided in this Section 1(e).

     Section 2.    Filing; Further Assurances.

     (a) The Debtor will deliver the Fone Securities, together with multiple copies of duly executed and otherwise completed stock powers sufficient to proceed with the transfer of such securities without any substantial action on the part of the Secured Party, to the Secured Party or the Agent or the designee of the Agent.

     (b) The Debtor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Security Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. Effective upon the existence of an Debtor Event of Default (as defined below), the Debtor hereby appoints Secured Party as Debtor's attorney-in-fact to execute in the name and behalf of Debtor such additional financing statements as Secured Party may request.

     (c) Solely for administrative convenience and not for any other purpose, each Secured Party has designated Krieger & Prager LP agent for the Secured Party (the "Agent") for purposes of taking possession, as agent for and on behalf of, the Secured Party of the Fone Securities, and for execution of and identification on any financing statement or similar instrument referring to or describing the Collateral. Such designation shall remain in effect until canceled by such Secured Party; provided, however, that such cancellation shall not affect the validity of any action theretofore taken by such agent pursuant to this provision. The Debtor acknowledges and agrees to honor such designation and acknowledges that the Agent is acting as the agent of the Secured Party and not as a principal..

     Section 3. Representations and Warranties of Debtor. The Debtor hereby represents and warrants to the Secured Party as follows:

     (a) There are no restrictions on the pledge or transfer of any of the Collateral, other than restrictions referenced on the face of any certificates evidencing the Collateral.

     (b) The Debtor is the legal, beneficial and record owner of the Collateral, which is registered in the name of the Debtor as of the date hereof.

     (c) The Fone Securities represent one hundred percent (100%) of the equity shares of Fone.

     (d) Except as specified on Exhibit A attached hereto, the Collateral is free and clear of any security interests, pledges, liens, encumbrances charges, agreements, claims or other arrangements or restrictions of any kind; and the Debtor will not incur, create, assume or permit to exist and pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral. Except for such financing statements as may be described on Exhibit A attached hereto and made a part hereof, no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement.

     (e) The Debtor (or, with respect to the VAT Alternatives, Fone) has the right to transfer the Collateral free of any encumbrances and the Debtor (or, with respect to the VAT Alternatives, Fone) will defend the Debtor's title to the Collateral against the claims of all persons, and any registration with, or consent or approval to or action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge and grant of the security interest in the Collateral has been obtained.

     (f) Upon the occurrence of a Debtor Event of Default, no third party has any rights to receive notice of such default or the sale of the Collateral or any portion thereof, and no third party has rights to purchase all or any portion of the Collateral.

     (g) All additional information, representations and warranties contained in Exhibit B attached hereto and made a part hereof are true, accurate and complete on the date hereof.

     Section 4. Covenants of Debtor. The Debtor hereby covenants and agrees with the Secured Party that the Debtor (a) will, at the Debtor's sole cost and expense, defend the Collateral against all claims and demands of all persons at any time claiming any interest therein junior to the Secured Party's interest;
(b) will provide the Secured Party with prompt written notice of (i) any change in the chief executive officer of the Debtor or the office where the Debtor maintains its books and records pertaining to the Collateral; (ii) the movement or location of all or a material part of the Collateral to or at any address other than as set forth in said Exhibit B; and (iii) any facts which constitute an Debtor Event of Default, or which, with the giving of notice and/or the passage of time, could or would constitute an Debtor Event of Default, pursuant to Section 7 below; (c) will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Debtor; (d) will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution; (e) will have and maintain adequate insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as are customary in the Debtor's industry for the respective items included in the Collateral, such insurance to be payable to the Secured Party and the Debtor as their respective interests may appear, and shall provide for a minimum of ten
(10) days prior written notice of cancellation to the Secured Party, and Debtor shall furnish the Secured Party with certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions; (f) will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the prior written consent of the Secured Party, except in the ordinary course of business; (g) will keep the Collateral free from any adverse lien, security interest or encumbrance (except for encumbrances specified in Exhibit A attached hereto) and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof; (h) will not use the Collateral in material violation of any statute or ordinance the violation of which could materially and adversely affect the Debtor's business; and (i) will not permit the issuance of any other equity shares in Fone without the express written consent of the Secured Party in each instance..

     Section 5. Records Relating To Collateral. The Debtor will keep its records concerning the Collateral at its offices designated in Exhibit B or at such other place or places of business of which the Secured Party shall have been notified in writing no less than ten (10) days prior thereto. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party at any time during normal business hours upon reasonable notice to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request.

     Section 6. General Authority. The Debtor hereby appoints the Secured Party the Debtor's lawful attorney, with full power of substitution, in the name of the Debtor, for the sole use and benefit of the Secured Party, but at the Debtor's expense, to exercise, all or any of the following powers with respect to all or any of the Collateral during the existence of any Debtor Event of
Default:

     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due;

     (b) to receive, take, endorse, assign and deliver all checks, notes, drafts, documents and other negotiable and non- negotiable instruments and chattel paper taken or received by the Secured Party;

     (c) to settle, compromise, prosecute or defend any action or proceeding with respect thereto;

     (d) to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof or the related goods securing the Collateral, as fully and effectually as if the Secured Party were the sole and absolute owner thereof;

     (e) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

     (f) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon;

provided that the Secured Party shall give the Debtor not less than ten (10) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral.

     Section 7. Debtor Events of Default. The Debtor shall be in default under this Security Agreement upon the occurrence of any of the following events (a "Debtor Event of Default"):

     (a) if any representation or warranty made by the Debtor in this Annex VI or in any of the Transaction Agreements shall be false or misleading in any material respect; or

     (b) the occurrence of a default by the Debtor in the Debenture or any of the other Transaction Agreements.

     Section 8. Remedies Upon Debtor Event of Default.

     (a) If any Debtor Event of Default shall have occurred, the Secured Party may exercise all the rights and remedies of a Secured Party under the Uniform Commercial Code. The Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient. The Secured Party shall give the Debtor ten (10) days prior written notice of the Secured Party's intention to make any public or private sale or sale at a broker's board or on a securities exchange of the Collateral. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party, in its sole discretion, may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     (b) (i) At any bona fide public sale the Secured Party shall be free to purchase all or any part of the Collateral. Any such sale may be on cash or credit. The Secured Party shall be authorized at any such sale (if deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D of the Securities Act of 1933, as amended (the "1933 Act") or any other applicable exemption available under the 1933 Act. The Secured Party will not be obligated to make any sale and may sell at the time and place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Debtor. Whenever notice is otherwise required by law to be sent by the Secured Party to the Debtor of any sale or other disposition of the Collateral, three (3) days' written notice sent to the Debtor at the notice address specified below will be reasonable.

         (ii) The Debtor recognizes that the Secured Party may be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the of 1933 Act, so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for resale thereof. The Debtor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agrees that the Secured Party has no obligation to delay or agree to delay the sale of any of the Collateral from the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities for sale under the 1933 Act. The Debtor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     Section 9. Application of Collateral and Proceeds.

     (a) The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities: (i) first, to the payment of all of the reasonable expenses of such sale or other realization, including, without limitation, reasonable attorneys' fees, and all expenses, liabilities and advances reasonably incurred or made by the Secured Party in connection therewith, and of any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to the terms of any of the Transaction Agreements; (ii) second, to the payment of the Obligations in such order of priority as the Secured Party, in its sole discretion, shall determine; and (iii) finally, to the payment to the Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds after payments of the character referred to in subsections (i) and (ii) of this Section 9(a) shall have been made.

     (b) If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations from the disposition of the Collateral and if the Secured Party repays all or any party of such amount the Debtor, will be and remain liable for the amounts so repaid or recovered to the same extends as if never originally received by the Secured Party.

     (c) In furtherance of the foregoing, and not in limitation thereof:

     (i) The Secured Party, as attorney-in-fact pursuant to the terms of this Pledge Agreement, may, in the name and stead of the Debtor, make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to the terms of this Pledge Agreement. The Debtor shall, if so requested by the Secured Party or representatives or agents of the Secured Party, ratify and confirm any sale or sales by executing and delivering to the Secured Party or its designees, or to such purchaser or purchasers, all such instruments as may, in the judgment of the Secured Party, be advisable for such purpose.

     (ii) The receipt of the Secured Party for the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication, necessity, expediency or regularity of any such sale.

     Section 10. Voting Rights and Transfer.


     (a) Prior to the occurrence of a Debtor Event of Default, the Debtor will have the right to exercise all voting rights with respect to the Collateral. At any time after the occurrence of a Debtor Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Obligations unless the Secured Party expressly so indicates by written notice to the Debtor.

     (b) Notwithstanding the foregoing provisions of this Section 10, the Debtor agrees that, without the prior express written consent of the Secured Party in each instance, (i) it will not directly vote its shares to permit the issuance of additional shares of Fone or the sale, encumbrance or disposition of a substantial portion of Fone's assets and (ii) it will take all steps reasonably necessary to prevent any other party from taking any action which would result in the issuance of additional shares of Fone or the sale, encumbrance or disposition of a substantial portion of Fone's assets.

     Section 11. Dividends, Interest and Premiums. The Debtor will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence of a Debtor Event of Default, other than

     (x) any of the foregoing applicable to the Fone Securities, and

     (y) any VAT Alternatives, until either the time for the Secured Party's making a Payment Demand (as defined in the Debentures) with respect thereto has expired or the Secured Party's earlier written waiver of its right to make a Payment Demand with respect thereto, each of which shall be deemed to be part of the Collateral to the same extent as the original Collateral. In the event any additional shares are issued to the Debtor as a stock dividend or in lieu of interest on any of the Collateral, as a result of any split of any of the Collateral by reclassification or otherwise, any certificates evidencing any such additional shares will be immediately delivered to the Secured Party and such shares will be subject to this Pledge Agreement and a part of the Collateral to the same extent as the original Collateral. At any time after the occurrence of a Debtor Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends, interest and premiums declared or paid on the Collateral, all of which shall be subject to the Secured Party's rights hereunder.

     Section 12. Further Assurances. At any time and from time to time, upon demand of the Secured Party, the Debtor will give, execute, file and record any notice, financing statement, continuation statement, instrument, document or agreement that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to inform its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact to do all acts and things in the Debtor's name that the Secured Party may deem necessary or desirable, which appointment is deemed to be coupled with an interest. The Secured Party is authorized to file financing statements, continuation statements and other documents under the Uniform Commercial Code relating to the Collateral without the Debtor's signature, naming the Debtor as debtor and the Secured Party (or the Agent as agent of the Secured Party) as secured party.

     Section 13. Expenses; Secured Party's Lien. The Debtor will forthwith upon demand pay to the Secured Party: (a) the amount of any taxes which the Secured Party may have been required to pay by reason of the Security Interests (including, without limitation, any applicable transfer taxes) or to free any of the Collateral from any lien thereon; and (b) the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of its counsel, and of any agents not regularly in its employ, which the Secured Party may incur in connection with (i) the preparation of any amendments or modifications of this Security Agreement, (ii) the collection, sale or other disposition of any of the Collateral; (iii) the exercise by the Secured Party of any of the powers conferred upon it hereunder, or (iv) any default by the Debtor hereunder.


     Section 14. Termination of Security Interests; Release of Collateral. Upon the repayment and performance in full of all the Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the Security Interests or release of Collateral, the Secured Party will, at the Debtor's expense, to the extent permitted by law, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.


     Section 15. Notices. Any notice required or permitted hereunder shall be given in the manner contemplated by the Securities Purchase Agreement.

     Section 16. Miscellaneous.


     (a) No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Security Agreement preclude the exercise, in whole or in part, of any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     (b) Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Delaware Uniform Commercial Code have the meanings therein stated.

     Section 17. Separability. If any provision hereof shall prove invalid or unenforceable in any jurisdiction whose laws shall be deemed applicable, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party.


Acknowledged:
TANNER'S RESTAURANT GROUP, INC., Debtor


By:______________________________________
Its


Subject to the provisions of Section 1(e) of this Pledge Agreement, the undersigned acknowledges its agreement to the terms hereof FONE.COM LIMITED

By:


(Print Name)

-----------------------------------------
(Title)

STATE OF ________________
COUNTY OF ______________

     On the ______ day of ________, 2000, before me personally came _________________________, to me known, who being by me duly sworn, did depose and say that he resides at _____________________________________,
__________________; that he is the _______________ of TANNER'S RESTAURANT GROUP,
INC., the corporation described in and which executed the foregoing instrument as Debtor; that he was authorized to execute the foregoing instrument on behalf of said corporation by the Board of Directors of said corporation; and that he executed the foregoing instrument voluntarily and of his own free will on behalf of said corporation.

                                           -------------------------------------
                                           Notary Public
                                           My commission expires:

                                    EXHIBIT A

                   FINANCING STATEMENTS ON FILE ON DATE HEREOF
                   -------------------------------------------


     1. Financing Statement on Form UCC-1, naming Debtor, as debtor, and ___________ , as secured party, as filed in the office of the Secretary of State of the State of on _____________, and in the office of on______________ , ______________ . Covered collateral:


Debtor represents that, except for the security interest referred to in paragraph 1 above, there are no security interests in the Collateral in favor of any other party.

                                    EXHIBIT B



                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------


     1.  The exact title of the Debtor is     Tanner's Restaurant Group, Inc.

     2.  The Debtor does business under the names:


     3. The Debtor was incorporated on _________ under the laws of the State of Texas and is in good standing under those laws.

     4.  The President of the Debtor is _______________________ .

     5.  The Debtor is qualified to transact business in: Georgia

     6.  The Debtor's only place(s) of business is/are at:
              3500 Oakbrook Parkway, Suite 260, Norcross, GA 30093


              ----------------------------------------------------.

     7. The Debtor owns or has an interest in personal property or fixtures at the following locations:

                  Address                 Record Owner of Real Estate